Exhibit 99.1

           As further discussed in notes 2(a) and 6 to our consolidated financial statements herein, our consolidated financial statements for all periods presented herein have been updated to reclassify the assets and related liabilities of our natural gas gathering and processing business as held for sale and the related results of operations as discontinued operations.  This filing includes updates only to the portions of Item 6, Item 7 and Item 8 of the December 31, 2011 Form 10-K that specifically relate to the reclassification of the assets and related liabilities of our natural gas gathering and processing business as held for sale and the related results of operations as discontinued operations and does not otherwise modify or update any other disclosures set forth in the December 31, 2011 Form 10-K.

Item 6.                      Selected Financial Data

The following table sets forth selected financial data and other operating data of Martin Midstream Partners L.P. for the years ended December 31, 2011, 2010, 2009, 2008 and 2007  is derived from the audited consolidated financial statements of Martin Midstream Partners L.P.

The following selected financial data are qualified by reference to and should be read in conjunction with our Consolidated and Combined Financial Statements and Notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this document.

	2011	2010	2009	2008	2007
	(Dollars in thousands, except per unit amounts)
Income Statement Data:
Revenues	$1,115,735	$799,641	$591,244	$1,095,149	$702,000
Cost of product sold	885,645	594,327	398,107	878,586	524,650
Operating expenses	134,734	111,923	111,901	121,343	100,187
Selling, general, and administrative	17,430	15,111	14,551	15,305	10,202
Depreciation and amortization	39,445	36,204	35,543	31,348	23,424
Total costs and expenses	1,077,254	757,565	560,102	1,046,582	658,463
Other operating income	1,326	228	6,025	209	707
Operating income	39,807	42,304	37,167	48,776	44,244

Equity in earnings of unconsolidated entities	124	—	—	—	—
Interest expense	(24,518)	(33,716)	(18,995)	(21,433)	(15,125)
Other, net	233	287	327	798	374
Income before income taxes	15,646	8,875	18,499	28,141	29,493
Income taxes	696	(914)	(1,564)	(1,399)	(5,488)
Income from continuing operations	14,950	7,961	16,935	26,742	24,005
Income from discontinued operations, net of tax	9,392	8,061	5,268	16,816	8,556
Net income	$24,342	$16,022	$22,203	$43,558	$32,561

Net income per limited partner unit – continuing operations	$0.57	$0.31	$0.87	$1.65	$1.09
Net income per limited partner unit – discontinued operations	0.35	0.32	0.30	1.07	0.58
Net income per limited partner unit	$0.92	$0.63	$1.17	$2.72	$1.67
Weighted average limited partner units	19,545,427	17,525,089	14,680,807	14,529,826	14,018,799

Balance Sheet Data (at Period End):
Total assets	$949,109	$785,478	$685,939	$706,322	$656,604
Due to affiliates	18,485	6,957	13,810	23,085	17,119
Long-term debt	458,941	372,862	304,372	295,000	225,000
Partner’s capital (owner’s equity)	285,616	274,806	264,951	246,379	246,765

Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$86,870	$37,518	$47,592	$86,340	$61,209
Investing activities	(167,335)	(76,728)	(14,675)	(106,621)	(130,295)
Financing activities	69,351	44,634	(34,944)	24,151	69,896

Other Financial Data:
Maintenance capital expenditures	$10,947	$4,653	$7,601	$17,998	$11,955
Expansion capital expenditures	63,048	12,367	28,572	89,435	109,474
Total capital expenditures	$73,995	$17,020	$36,173	$107,433	$121,429

Cash dividends per common unit (in dollars)	$3.05	$3.00	$3.00	$2.91	$2.60

    We acquired the assets of Cross from Martin Resource Management in November 2009.  The acquisition of the Cross assets was considered a transfer of net assets between entities under common control.  The acquisition of the Cross assets and increase in partners’ capital for the common and subordinated units issued in November 2009 are recorded at amounts based on the historical carrying value of the Cross assets at that date, and we are required to revise our historical financial statements to include the activities of the Cross assets as of the date of common control.  Our historical financial statements for 2007, 2008 and the period January 1, 2009 through November 24, 2009, have been revised to reflect the financial position, cash flows and results of operations attributable to the Cross assets as if we owned the Cross assets for these periods.

The following tables present our historical results of operations, the effect of including the results of the Cross assets, which are included in our terminalling and storage segment and the revised total amounts included in our consolidated financial statements:

1

	Year Ended December 31, 2009
	Historical Martin Midstream Partners LP	Cross Assets Results	Revised Total
	(Dollars in thousands, except per unit amounts)

Revenues	$562,635	$28,609	$591,244
Costs and expenses:
Cost of products sold (excluding depreciation and amortization)	398,107	—	398,107
Operating expenses	93,140	18,761	111,901
Selling, general and administrative	12,866	1,685	14,551
Depreciation and amortization	31,180	4,363	35,543
Total costs and expenses	535,293	24,809	560,102
Other operating income	6,172	(147)	6,025
Operating income	33,514	3,653	37,167
Interest expense	(18,124)	(871)	(18,995)
Other, net	304	23	327
Net income before taxes	15,694	2,805	18,499
Income tax benefit (expense)	(423)	(1,141)	(1,564)
Income from continuing operations	15,271	1,664	16,935
Income from discontinued operations, net of tax	5,268	—	5,268
Net income	$20,539	$1,664	$22,203

	Year Ended December 31, 2008
	Historical Martin Midstream Partners LP	Cross Assets Results	Revised Total
	(Dollars in thousands, except per unit amounts)

Revenues	$1,062,663	$32,486	$1,095,149
Costs and expenses:
Cost of products sold (excluding depreciation and amortization)	878,586	—	878,586
Operating expenses	97,428	23,915	121,343
Selling, general and administrative	13,182	2,123	15,305
Depreciation and amortization	27,673	3,675	31,348
Total costs and expenses	1,016,869	29,713	1,046,582
Other operating income	209	—	209
Operating income	46,003	2,773	48,776
Interest expense	(19,777)	(1,656)	(21,433)
Other, net	480	318	798
Net income before taxes	26,706	1,435	28,141
Income tax benefit (expense)	(712)	(687)	(1,399)
Income from continuing operations	25,994	748	26,742
Income from discontinued operations, net of tax	16,816	—	16,816
Net income	$42,810	$748	$43,558

	Year Ended December 31, 2007
	Historical Martin Midstream Partners LP	Cross Assets Results	Revised Total
	(Dollars in thousands, except per unit amounts)

Revenues	$663,495	$38,505	$702,000
Costs and expenses:
Cost of products sold (excluding depreciation and amortization)	524,650	—	524,650
Operating expenses	79,555	20,632	100,187
Selling, general and administrative	8,269	1,933	10,202
Depreciation and amortization	20,543	2,881	23,424
Total costs and expenses	633,017	25,446	658,463
Other operating income	707	—	707
Operating income	31,185	13,059	44,244
Interest expense	(14,533)	(592)	(15,125)
Other, net	268	106	374
Net income before taxes	16,920	12,573	29,493
Income tax benefit (expense)	(537)	(4,951)	(5,488)
Income from continuing operations	16,383	7,622	24,005
Income from discontinued operations, net of tax	8,556	—	8,556
Net income	$24,939	$7,622	$32,561